EXHIBIT 23(A)

                         CONSENT OF COOPERS & LYBRAND


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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The Scotts Company of our report dated November 15, 1995 on our audits of the consolidated financial statements and financial statement schedules of The Scotts Company as of September 30, 1995 and 1994 and for the three years in the period then ended, which report is included in the Annual Report on Form 10-K for the year ended September 30, 1995.

                                    COOPERS & LYBRAND L.L.P.

Columbus, Ohio
December 29, 1995